Exhibit 99.2

SimpleTech, Inc.

Pro Forma Financial Information

(Unaudited)

Introduction

On February 9, 2007, SimpleTech, Inc. (the “Company”) completed the sale of assets of its Consumer Division to Fabrik, Inc. for approximately $43 million. The following Unaudited Pro Forma Consolidated Statements of Operations have been prepared to illustrate the effect of the sale of assets of the Consumer Division, as a discontinued operation, on the historical financial results of operations of the Company.

The Unaudited Pro Forma Consolidated Statements of Operations for the three months ended March 31, 2006, June 30, 2006, September 30, 2006 and December 31, 2006, reflect the sale of assets of the Consumer Division that occurred on February 9, 2007, as if it had occurred as of the beginning of each of the periods presented.

The Unaudited Pro Forma Consolidated Statements of Operations are based upon available information and assumptions that the Company believes are reasonable under the circumstances. The Unaudited Pro Forma Consolidated Statements of Operations have been provided for information purposes and are not necessarily indicative of the financial condition or results of operations that would have been achieved had the sale of assets of the Consumer Division occurred on the date indicated. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the Unaudited Pro Forma Consolidated Statements of Operations. The Unaudited Pro Forma Consolidated Statements of Operations, including the notes thereto, should be read in conjunction with the historical financial statements of the Company included in its Quarterly Report on Form 10-Q for the three months ended March 31, 2006, June 30, 2006 and September 30, 2006 and the Consolidated Statement of Operations included in the Company’s December 31, 2006 earnings release included in this Form 8-K filing.

The results of the sale of the Consumer Division assets will be accounted for as a discontinued operation in the first quarter of 2007, in accordance with Statement of Financial Accounting Standards No. 144 “Accounting for the Impairment or Disposal of Long-Lived Assets,” when the Company issues its financial statements for the first period that ends after completing the sale of assets of the Consumer Division.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Income

For the Three Months Ended March 31, 2006

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc. (1)	Sale of Consumer Division Assets (2)		Pro Forma SimpleTech, Inc.
Net revenues	$65,491	$25,058		$40,433

Cost of revenues	52,819	21,555		31,264

Gross profit	12,672	3,503		9,169

Operating expenses:

Sales and marketing	5,886	2,878		3,008

General and administrative	3,643	730		2,913

Research and development	2,048	28		2,020

Total operating expenses	11,577	3,636		7,941

Operating income (loss)	1,095	(133)		1,228

Interest income and other	475			475

Income (loss) before provision for income taxes	1,570	(133)		1,703

Provision (benefit) for income taxes	529	(53	) (3)	582

Net income (loss)	$1,041	$(80)		$1,121

Net income per share:
Basic	$0.02			$0.02
Diluted	$0.02			$0.02

Shares used in net income computation:
Basic	45,149			45,149
Diluted	46,207			46,207

See accompanying notes to the unaudited pro forma consolidated statements of operations.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Income

For the Three Months Ended June 30, 2006

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc. (1)	Sale of Consumer Division Assets (2)		Pro Forma SimpleTech, Inc.
Net revenues	$79,519	$32,238		$47,281

Cost of revenues	59,815	28,077		31,738

Gross profit	19,704	4,161		15,543

Operating expenses:

Sales and marketing	7,159	3,140		4,019

General and administrative	3,590	550		3,040

Research and development	2,217	36		2,181

Total operating expenses	12,966	3,726		9,240

Operating income	6,738	435		6,303

Interest income and other	506			506

Income before provision for income taxes	7,244	435		6,809

Provision for income taxes	2,725	175	(3)	2,550

Net income	$4,519	$260		$4,259

Net income per share:
Basic	$0.10			$0.09
Diluted	$0.10			$0.09
Shares used in net income computation:
Basic	45,699			45,699
Diluted	46,379			46,379

See accompanying notes to the unaudited pro forma consolidated statements of operations.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Income

For the Three Months Ended September 30, 2006

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc. (1)	Sale of Consumer Division Assets (2)		Pro Forma SimpleTech, Inc.
Net revenues	$92,785	$39,030		$53,755

Cost of revenues	69,463	34,278		35,185

Gross profit	23,322	4,752		18,570

Operating expenses:

Sales and marketing	7,137	2,736		4,401

General and administrative	3,049	609		2,440

Research and development	2,543	38		2,505

Total operating expenses	12,729	3,383		9,346

Operating income	10,593	1,369		9,224

Interest income and other	397			397

Income before provision for income taxes	10,990	1,369		9,621

Provision for income taxes	4,178	553	(3)	3,625

Net income	$6,812	$816		$5,996

Net income per share:
Basic	$0.15			$0.13
Diluted	$0.14			$0.12
Shares used in net income computation:
Basic	46,456			46,456
Diluted	48,489			48,489

See accompanying notes to the unaudited pro forma consolidated statements of operations.

SimpleTech, Inc.

Pro Forma Consolidated Statement of Income

For the Three Months Ended December 31, 2006

(Unaudited)

(in thousands, except per share data)

	Historical SimpleTech, Inc.(1)	Sale of Consumer Division Assets (2)	Pro Forma SimpleTech, Inc.
Net revenues	$114,315	$40,031	$74,284

Cost of revenues	86,081	36,967	49,114

Gross profit	28,234	3,064	25,170

Operating expenses:

Sales and marketing	7,636	2,998	4,638

General and administrative	2,989	596	2,393

Research and development	3,403	38	3,365

Total operating expenses	14,028	3,632	10,396

Operating income (loss)	14,206	(568)	14,774

Interest income and other	350		350

Income (loss) before provision (benefit) for income taxes	14,556	(568)	15,124

Provision (benefit) for income taxes	5,077	(237)	5,314

Net income (loss)	$9,479	$(331)	$9,810

Net income (loss) per share:
Basic	$0.20		$0.20
Diluted	$0.19		$0.19

Shares used in net income (loss) computation:
Basic	47,915		47,915
Diluted	50,900		50,900

See accompanying notes to the unaudited pro forma consolidated statements of operations.

SimpleTech, Inc.

Notes to the Pro Forma Consolidated Statements of Operations

(Unaudited)

1)	Represents the Consolidated Statements of Operations included in the Company’s Quarterly Report on Form 10-Q for the three months ended March, 31, 2006, June 30, 2006 and September 30, 2006, and the Consolidated Statement of Operations included in the Company’s December 31, 2006 earnings release.

2)	Represents adjustments to eliminate the results of operations of the Consumer Division that the Company believes are directly attributable to the sale of Consumer Division assets, factually supportable and will not continue after the sale.

3)	Represents tax provision allocated to discontinued operations after the allocation to continuing operations.